Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, (this “Second Supplemental Indenture”) dated as of November 15, 2021, by and among Olin Corporation, a Virginia corporation (“Issuer”), and U.S. Bank National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuer and the Trustee have heretofore executed and delivered an indenture dated as of May 19, 2020 (as amended, supplemented, waived or otherwise modified through the date hereof, the “Indenture”), providing for the issuance on such date of an aggregate principal amount of $500,000,000 of 9.500% Senior Notes due 2025 (the “Notes”) of the Issuer;

WHEREAS, pursuant to Section 9.2 of the Indenture, subject to certain exceptions inapplicable hereto, the Issuer and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consent”), enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture applicable to the Notes or modifying in any manner the rights of the Holders under the Indenture, including the definitions therein, with respect to the Notes;

WHEREAS, upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement, dated as of November 1, 2021 (as amended or supplemented from time to time, the “Consent Solicitation Statement”), the Issuer has solicited consents (the “Consent Solicitation”) of the Holders to certain proposed amendments to the Indenture requiring the Requisite Consent of Holders and to the execution of this Second Supplemental Indenture, as described in more detail in the Consent Solicitation Statement, and the Issuer has now obtained the Requisite Consent of such Holders (and the No Proration Condition (as defined in the Consent Solicitation Statement) is satisfied as of the date hereof), and, as such, this Second Supplemental Indenture, the amendments set forth herein and the Trustee’s entry into this Second Supplemental Indenture are authorized pursuant to Section 9.2 of the Indenture;

WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee an Officers’ Certificate and the Opinion of Counsel described in Sections 9.5, 12.2 and 12.3 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.          Defined Terms.  As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AMENDMENTS TO THE INDENTURE

SECTION 2.1.          Amendments to the Indenture.

(a)          Amendments to Article 3.  The Indenture is hereby amended by deleting the title and text of the following Sections of Article 3 of the Indenture, each in its entirety, and inserting in lieu thereof the word “[Reserved.]” after each such section number:  Section 3.2 (Limitations on Liens); Section 3.3 (Limitation on Sale and Lease-Back Transactions); Section 3.4 (Future Guarantees); and Section 3.5 (Change of Control Repurchase Event);  Section 3.6 (Reports).

(b)          Amendments to Section 4.1.  The Indenture is hereby amended by deleting the title and text of Section 4.1 (Merger and Consolidation) in its entirety, and inserting in lieu thereof the word “[Reserved.]” after such section number.

(c)          Amendments to Section 6.1.  Section 6.1(a) of the Indenture is hereby amended by deleting the text of clauses (3) and (4) therein, each in its entirety, and inserting in lieu thereof the word “[Reserved.]” after each such clause number.

(d)          Amendments to Section 8.4.  Section 8.4 of the Indenture is hereby amended by deleting the text of clauses (4) and (5) therein, each in its entirety, and inserting in lieu thereof the word “[Reserved.]” after each such clause number.

SECTION 2.2.          Conforming Changes; Deletions of Definitions.

(a)          Any and all references to the sections, subsections, clauses and paragraphs of the Indenture referred to in Sections 2.1(a), 2.1(b), 2.1(c) and 2.1(d) of this Second Supplemental Indenture, or the text thereof, and any and all obligations thereunder, are hereby deleted in their entirety (i) throughout the Indenture and the Notes, and the same shall be of no further force and effect, and (ii) in the Table of Contents to the Indenture and replaced with the word “[Reserved.].”

(b)          Section 1.1 (Definitions) of the Indenture is hereby amended by deleting from such Section those terms and their respective definitions and section references that, by virtue of the amendments set forth in Sections 2.1(a), 2.1(b), 2.1(c), 2.1(d) and 2.2(a) of this Second Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby, and by deleting all references throughout the Indenture and the Notes to such defined terms and section references.

ARTICLE III

MISCELLANEOUS

SECTION 3.1.          Notices.  All notices and other communications shall be given as provided in the Indenture.

SECTION 3.2.          Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3.          Governing Law.  This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4.          Severability.  In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5.          Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.6.          The Trustee.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.7.          Counterparts.  The parties hereto may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.8.          Headings.  The headings of the Articles and the Sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.9.          Effect and Operation of this Supplemental Indenture.  This Second Supplemental Indenture shall be effective upon its execution and delivery by the Issuer and the Trustee. Notwithstanding the foregoing sentence, this Second Supplemental Indenture shall become operative automatically in respect of all the Notes only upon, and simultaneously with, and shall have no force and effect until, the Issuer pays the aggregate consideration due and payable in respect of any Notes accepted for purchase as of the Early Tender Deadline (as defined in the Consent Solicitation Statement).

[Signature on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

OLIN CORPORATION,

By:	/s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President